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                                                                     EXHIBIT 5.1

                  [Letterhead of Morris, Manning & Martin, LLP]


                                November 30, 2001

Daleen Technologies, Inc.
1750 Clint Moore Road
Boca Raton, Florida 33487

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Daleen Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 2,165,784 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company. The Shares include (i) 24,520 shares of Common Stock purchased or to be purchased under the Daleen Technologies, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"), (ii) 141,264 shares of Common Stock to be acquired upon the exercise of options and other awards which have been granted or may be granted in the future under the Daleen Technologies, Inc. 1999 Amended and Restated Stock Incentive Plan (the "1999 Plan"), and (iii) 2,000,000 shares of Common Stock to be acquired upon the exercise of options and other awards which have been granted or may be granted in the future under the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan (the "2001 Plan").

         The opinion hereinafter set forth is given to the Company pursuant to
Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter. Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined the Company's certificate of incorporation and the record of corporate proceedings taken by the Company in connection with the registration of the Shares. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents. As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and originals or copies of certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our opinion therefore is governed by, the General Corporation Law of the State of Delaware (the "Delaware GCL"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the Delaware GCL that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares pursuant to the 401(k) Plan, the 1999 Plan and the 2001 Plan. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the following opinion:



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         (1)      the Shares, when issued as contemplated and in accordance with the terms of the 401(k) Plan, the 1999 Plan or the 2001 Plan, as applicable, against payment in full therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement.

                           Very truly yours,


                           /s/ Morris, Manning & Martin, LLP
                           ------------------------------------
                           MORRIS, MANNING & MARTIN, LLP